Exhibit 10

GREAT AMERICAN FINANCIAL RESOURCES, INC.

2004 STOCK OPTION PLAN

Section 1.    Purpose. The purpose of the Plan is to promote the interests of the Company and its stockholders by providing a means for selected Key Employees of the Company and its Subsidiaries to acquire a proprietary interest in the Company, thereby strengthening the Company’s ability to attract capable management personnel and providing an inducement for Key Employees to remain in the employ of the Company or its Subsidiaries and to perform at their maximum levels. It is intended that Options granted pursuant to this Plan may be Incentive Stock Options or Nonqualified Stock Options, as hereinafter set forth.

Section 2.    Definitions. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth below:

         (a)     “Board” shall mean the Board of Directors of the Company.

        (b)    “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor legislation.

         (c)    “Committee” means a committee designated by the Board of the Company. Each member of the Committee shall be a “Non-Employee Director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Act”) and an “outside director” under Section 162(m) of the Code (“Section 162(m)”), as such Rule and Section may be amended, superseded or interpreted hereafter.

         (d)    “Common Stock” shall mean the Common Stock, par value One Dollar ($1.00) per share, of the Company, and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 13 of this Plan.

         (e)    “Company” shall mean Great American Financial Resources, Inc., a Delaware corporation.

         (f)    “Fair Market Value” means the last closing price for a Share on the New York or other stock exchange or national trading or quotation system on which such sales are reported. If the Shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Committee.

        (g)    “Incentive Stock Option” shall mean an Option granted under the Plan and designated as such by the Committee which meets the requirements of Section 422 of the Code.

         (h)    “Key Employee” shall mean a regular employee, whether or not a director of the Company or a Subsidiary, who is an officer or holds a managerial or other key position as determined by the Committee, and who, in the judgment of the Committee, has demonstrated a capacity for making a substantial contribution to the success of the business of the Company or a Subsidiary.

         (i)    “Nonqualified Stock Option” shall mean an Option granted under the Plan other than an Incentive Stock Option.

         (j)    “Option” shall mean, unless otherwise specifically limited under any provision of this Plan, both an Incentive Stock Option and a Nonqualified Stock Option granted pursuant to this Plan.

         (k)    “Option Price” shall mean the price at which Common Stock may be purchased under an Option.

         (l)    “Optionee” shall mean a Key Employee granted an Option under the Plan.

         (m)    “Parent” shall mean any corporation which qualifies as a parent corporation of the Company within the meaning of Section 424 of the Code.

         (n)    “Plan” shall mean the Great American Financial Resoruces, Inc. 2004 Stock Option Plan.

         (o)    “Share” shall mean one share of Common Stock.

         (p)    “Stock Option Agreement” shall mean the written agreement between an Optionee and the Company evidencing the grant of an Option and setting forth the terms and conditions of the grant.

         (q)    “Subsidiary” shall mean any corporation which qualifies as a subsidiary corporation of the Company within the meaning of Section 424 of the Code.

Section 3.    Administration of the Plan.

         (a)    Committee. This Plan shall be administered and interpreted by the Committee.

         (b)    Duties and Powers of the Committee. The Committee shall have the full power and authority, but subject to and not inconsistent with the express provisions of the Plan, to establish and administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options which have received any requisite approval of the Board and to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options;  to determine the employees to whom, and the time or times at which, Options shall be granted; to determine the number of Shares to be covered by each Option; to determine the Option Price of Common Stock subject to an Option; to determine the duration of the exercise period of Options and the time or times at which Options may be exercised and the extent of exercisability of Options; to determine the terms and provisions of Stock Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan, including such terms and provisions as shall in the judgment of the Committee be necessary or advisable in order to conform to any applicable laws or regulations, as the same may be amended from time to time; and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the express provisions of the Plan, the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement in such manner and to the extent it shall determine in order to carry out the purposes of the Plan.

        The Committee shall have full power and authority to construe and interpret the Plan and the respective Stock Option Agreements and to establish, amend or rescind such rules, regulations and procedures as the Committee deems necessary or appropriate for the proper administration of the Plan. The Committee may delegate its administrative duties to employees of the Company.

        The determinations of the Committee on the foregoing matters and any other matters arising in connection with the construction, administration, interpretation and effect of the Plan and of the Committee’s rules and regulations thereunder shall (except as otherwise specifically provided in the Plan) be final, binding and conclusive.

         (c)    Committee Meetings and Actions. The Committee may select one of its members as Chairman. The Committee shall hold its meetings at such times and places as it shall determine. All decisions and determinations of the Committee shall be made by not less than the affirmative vote of a majority of its members. Actions may be taken by the Committee at a duly conveyed meeting (including a meeting by telephone conference call) or by unanimous written consent.

Section 4.    Eligibility. Options under the Plan may be granted only to Key Employees of the Company and its Subsidiaries. More than one Option may be granted to the same Optionee and be outstanding concurrently hereunder.

Section 5.   Shares Subject to the Plan.

         (a)    Aggregate Number of Shares Available. Subject to the adjustments provided for in Section 13 of this Plan, the aggregate number of Shares for which Options may be granted under the Plan shall be Two Million (2,000,000) shares. Shares delivered by the Company pursuant to exercises of Options may be authorized but unissued shares of Common Stock, issued shares of Common Stock which have been reacquired by the Company, or a combination thereof, as the Board or the Committee shall from time to time determine. If an Option is canceled, it continues to be counted against the maximum number of shares of Common Stock for which Options may be granted to an individual. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

         (b)    Effect of Expiration of Options. In the event that any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the Shares subject to but not issued under such Option shall again be available for the granting of Options under the Plan.

         (c)    Effect of Exercises. If all or any portion of an Option is exercised, the shares with respect to which such Option is exercised, shall not thereafter be available for the granting of other Options under the Plan

Section 6.    Stock Options Agreements. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Company and the Optionee, containing such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions, among others, as may be necessary in the opinion of the Committee to qualify them as an incentive stock option under the Code.

Section 7.    Terms and Conditions of Options. Each Option granted under the Plan shall comply with and be subject to the following terms and conditions, as well as such other terms and conditions as may be determined by the Committee and specified in the related Stock Option Agreement:

         (a)    Number of Shares. The number of Shares to which an Option relates shall be determined by the Committee and specified in the related Stock Option Agreement.

         (b)    Type of Option. Each Stock Option Agreement shall specify the type of Option granted and evidenced thereby, i.e., whether the Option is an Incentive Stock Option or a Nonqualified Stock Option.

         (c)    Date of Grant; Exercise Period. The date of grant of any Option shall be the date on which the Committee shall award the Option (or the earlier date, if applicable, that the Board specifically approves such grant) if an immediate grant of such Option is contemplated, or the date contemplated as the date of grant if the Committee imposes a condition on the granting of such Option. Options granted under the Plan shall be for such periods as may be determined by the Committee and set forth in the related Stock Option Agreements, subject to the provisions of Section 9 hereof regarding early termination upon the occurrence of certain events and subject to the further provisions of this Section 7(c). The exercise period of an Incentive Stock Option shall not exceed Ten (10) years from the date of grant of such Option.

         (d)    Vesting of Options. Unless otherwise established by the Committee, all Options shall become exercisable upon the first anniversary of the date of grant to the extent of Twenty Percent (20%) of the total shares covered by the Option with an additional Twenty Percent (20%) of the total shares covered by the Option becoming exercisable on each succeeding anniversary. This right of exercise shall be cumulative and shall be exercisable in whole or in part.

         (e)    Nonqualified Stock Options. The Option Price per share of the Common Stock subject to a Nonqualified Stock Option granted under the Plan shall be determined by the Committee at the time the Option is granted. The Option Price per share of Common Stock subject to a Nonqualified Stock Option may be less than the Fair Market Value per share of the Common Stock on the date of grant, but shall not be less than the par value per share of Common Stock.

         (f)    Incentive Stock Options. Any Option designated by the Committee as an Incentive Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

    (i)        If an Incentive Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then

a) the Option Price must equal at least 110% of the Fair Market Value on the date of grant; and

b) the term of the Option shall not be greater than five years from the date of grant.

    (ii)        The aggregate Fair Market Value of Shares, determined at the date of grant, with respect to which Incentive Options that may become exercisable for the first time during any calendar year under this Plan or any other plan maintained by the Company and its Subsidiaries shall not exceed $100,000 determined in accordance with Section 422(d) of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Options become exercisable for the first time by any individual during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000, such Options shall be treated as Nonqualified Options.

    (iii)        Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

Section 8.   Method of Exercise; Payment of Option Price.

         (a)    Method of Exercise. An Option may be exercised as to any or all full Shares as to which the Option has become exercisable in accordance with the terms of the related Stock Option Agreement and the provisions of this Plan by delivering to the Company written notice of such exercise in the manner hereinafter specified in Section 17, provided, however, that an Option may not be exercised at any one time as to less than One Thousand (1,000) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than One Thousand (1,000) shares). Such written notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price for such shares. The date of exercise of an Option or portion thereof shall be the date of receipt by the Company of such written notice as determined in accordance with the provisions of Section 17 of the Plan provided, however, that for purposes of an issuance of shares upon exercise, the date of issuance shall be as soon as practicable after exercise but shall be no earlier than a date which is at least ten (10) business days after receipt of notice of exercise. Until shares are actually issued, those shares shall not be deemed outstanding for any purpose.

         (b)    Payment of Option Price. Payment for shares purchased upon exercise of an Option may be made

(i) in cash (including a check, bank draft or money order), or

    (ii)        with the approval of the Committee, by delivering to the Company previously owned shares having a Fair Market Value (determined as of the day preceding the date on which the Option is exercised) equal to the cash Option Price of the Shares as to which the Option is being exercised, or

(iii) with the approval of the Committee, by a combination of the methods described in (i) and (ii) above, or

(iv) with the approval of the Committee, by any other method or in any other form authorized by the Committee from time to time to the extent permitted by applicable law.

Section 9.   Death, Disability or Other Termination of Employment.

         (a)    Death. In the event an Optionee dies (i) while in the employ of the Company or a Subsidiary or (ii) within Three (3) months of the termination of such employment (other than termination for cause or voluntary termination without the consent of the Company or the Subsidiary, as the case may be), his Option may be exercised, solely to the extent that the Optionee was entitled to exercise the Option at the date of his death or, if earlier, the date of his termination, by the person or persons to whom such Optionee’s rights under the Option shall pass by will or the laws of descent and distribution, at any time or from time to time within One (1) year after the date of Optionee’s death or prior to the expiration of the period for which the Option was granted, whichever is the shorter period.

         (b)    Disability. In the event an Optionee’s employment by the Company or a Subsidiary is terminated because of the Optionee’s permanent disability, the Optionee may exercise his Option, solely to the extent that he was entitled to do so at the date of termination of his employment, at any time or from time to time within One (1) year after the date of such termination of employment or prior to the expiration of the period for which the Option was granted, whichever is the shorter period.

         (c)    Other Termination of Employment. In the event the Optionee’s employment by the Company or a Subsidiary is terminated other than by death or permanent disability as provided by paragraphs (a) and (b), respectively, of this Section 9 and other than for cause or by the voluntary action of the Optionee without the consent of the Company or Subsidiary employing the Optionee, the Optionee may exercise his Option, solely to the extent that he was entitled to do so at the date of termination of his employment, at any time or from time to time within Three (3) months after the date of such termination of employment or prior to the expiration of the period for which the Option was granted, whichever is the shorter period. In the event the Optionee’s employment by the Company or a Subsidiary is terminated for cause or by the voluntary action of the Optionee without the consent of the Company or Subsidiary employing the Optionee, his Option shall terminate at the date of termination of his employment.

         (d)    Failure to Exercise. To the extent an Option or any portion thereof is not exercised within the limited period provided in paragraphs (a), (b) or (c) of this Section 9, whichever is applicable, all rights pursuant to such Option will cease and terminate at the expiration of such period.

         (e)    Matters Relating to Termination of Employment. The Committee in its absolute discretion shall determine the effect of all matters and questions relating to the termination of employment of an Optionee, including, but not limited to, questions as to whether a termination of employment resulted from permanent disability or was voluntary or involuntary on the part of the Optionee and questions of whether particular leaves of absence constitute terminations employment.

Section 10.    Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee in its discretion may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefor. Notwithstanding the foregoing, however, no modification (other than adjustments as provided by Section 13 hereof) of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee.

        If the terms of an Incentive Stock Option are “modified, extended or renewed” within the meaning of Section 424(h) of the Code and interpretations thereunder, such modification, extension or renewal shall be considered the granting of a new Incentive Stock Option.

Section 11.    Withholding Taxes. The Company may deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares to an Optionee, payment by the Optionee of any Federal, state, local or foreign taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of previously owned Shares. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

Section 12.    Reimbursement for Taxes. The Committee may provide in its discretion that the Company may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Option issued under this Plan.

Section 13.    Adjustments Upon Changes in Capitalization. The total number and character of shares available for Options under the Plan, the number and character of shares subject to outstanding Options and the Option Price shall be appropriately adjusted by the Committee in the event of any change in the number or character of outstanding shares of Common Stock resulting from a stock dividend, subdivision or combination of shares or reclassification. In the event of a merger or consolidation of the Company or a tender offer for shares of Common Stock, the Committee may make such adjustments with respect to Options under the Plan and take such other actions as it deems necessary or appropriate to reflect, or in anticipation of, such merger, consolidation or tender offer, including, without limitation, the substitution of new Options, the termination or adjustment of outstanding Options, the acceleration of Options, or the removal of limitations or restrictions on outstanding Options.

Section 14.    Transferability.

        During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

        Notwithstanding the above, the Committee may, with respect to particular Nonqualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.

Section 15.    No Right to Continued Employment. Nothing in this Plan or in any Option granted hereunder shall confer upon an Optionee any right to continue in the employ of the Company or a Subsidiary nor interfere or affect in any way the right of the Company or a Subsidiary to terminate an Optionee’s employment at any time for any reason.

Section 16.    Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares subject to an Option until the date of issuance to him of a stock certificate or certificates for such shares. Upon exercise, the date of issuance shall be as soon as practicable but shall be no earlier than a date which is at least ten (10) business days after receipt of notice of issuance. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 hereof.

Section 17.    Notices. Whenever any notice is required or permitted to be given under the Plan or any Stock Option Agreement, such notice must be in writing and personally delivered or sent by courier or by mail. Any such notice shall be deemed effectively given or delivered upon personal deliver or Twenty-Four (24) hours after delivery to a courier service which guarantees overnight delivery or Five (5) days after deposit with the U.S. Post Office, by registered or certified mail, return receipt requested, postage prepaid, addressed to the person who is to receive such notice at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee shall specify as its or his address for receiving notices the address set forth in the Stock Option Agreement pertaining to the Shares to which such notice relates.

Section 18.   Amendment, Suspension or Termination of the Plan.

         (a)    The Board may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board shall be effective, without further approval of the shareholders of the Company:

(i) Change the eligibility provisions of Section 4;

    (ii)        Except as provided in Section 13 hereof, increase the number of Shares which may be subject to Options granted under the Plan; or increase the maximum number of Shares with respect to which Options may be granted to any Optionee during any fiscal year;

(iii) Cause the Plan or any Option granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m); or

(iv) Cause any Option granted as an Incentive Stock Option to fail to qualify as an “Incentive Stock Option” as defined by Section 422 of the Code.

         (b)    No amendment or termination of the Plan shall impair any Option granted under the Plan without the consent of the holder thereof.

         (c)    This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with this Section 18; provided, however, that it shall otherwise terminate and no options shall be granted after ______________, 2014.

Section 19.    Effective Date; Duration.

         (a)    Effective Date. The Plan shall become effective upon the date of its adoption by the Board provided that, within Twelve (12) months after the date the Plan is adopted by the Board, the Plan is approved and adopted by the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereon. If the Plan shall not be subsequently approved and adopted by the shareholders of the Company as specified herein, the Plan and all Options granted hereunder shall be null and void and any obligation pursuant to the subsequent exercise of any Option previously granted shall not be binding upon the Company. To the extent an Optionee has already purchased and paid for any shares received under the Plan, the Optionee may retain the ownership of said shares; however, the prior exercise of said Option shall not constitute the exercise of an Incentive Stock Option.

         (b)    Duration. Unless earlier terminated by the Board or the Committee pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its effective date as hereinbefore specified. No Options shall be granted under the Plan after such termination date.

Section 20.    Securities Laws. Notwithstanding anything to the contrary contained in the Plan, the Company shall not be obligated to issue Shares to an Optionee pursuant to any Option under the Plan, unless at the time of such issuance the Shares are registered, exempt or the subject matter of an exempt transaction under both federal and applicable state securities laws. If requested to do so by the Committee, as a condition to the exercise of an Option or the receipt of Shares, each Optionee shall execute a certificate indicating that he or she is purchasing the Common Stock for investment and not with any present intention to sell or distribute the same.

Section 21.   Governing Law. This Plan and actions taken in connection with it shall be governed by the laws of Delaware, without regard to the principles of conflicts of laws.

Section 22.    Liability. No employee of the Company and no member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee or the Board shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Options granted under this Plan.